BY-LAWS
of
MERCURY SYSTEMS, INC.

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BY-LAWS
of
MERCURY SYSTEMS, INC.

Article I.

ARTICLES OF ORGANIZATION
The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.
Article II.

FISCAL YEAR
Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall be the 52-week or 53-week period ending on the Friday closest to the last day in June.
Article III.

MEETINGS OF STOCKHOLDERS
Section 1.1Annual Meeting
(a)The annual meeting of the stockholders shall be held on such date and at such time as shall be determined by the Board of Directors each year, which date and time may subsequently be changed at any time, including the year in which any such determination occurs. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. Purposes for which an annual meeting is to be held, additional to those prescribed by law and by these By-Laws, may be specified by the President or by the Directors.
To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 3.1 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 3.1 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.

(b)In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder (other than a stockholder proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act), the stockholder must (i) have given timely notice thereof in writing and proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 3. To be timely, unless a lesser time period is required by applicable law, each such notice must be delivered to or mailed and received by the Secretary of the Corporation not later than (1) with respect to a matter to be brought before an annual meeting of stockholders or special meeting in lieu of an annual meeting, not less than ninety (90) nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting and (2) in the case of a special meeting not in lieu of an annual meeting or if the annual meeting is called for a date more than forty-five (45) days before or after such anniversary date, not more than one-hundred twenty (120) days prior to such special meeting and not less than the later of (x) the ninetieth (90th) day prior to such meeting or, (y) the close of business on the tenth (10th) day following the date on which notice of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs.
(c)To be in proper form for purposes of this Section 3.1, a stockholder’s notice to the Secretary shall set forth:
(i)As to each Proposing Person (as defined below), (A) information concerning the Proposing Person, including his or her name and address as they appear on the Corporation’s books; (B) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice, (C) the class or series and number of all shares of stock of the Corporation that are (directly or indirectly) held of record or owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (D) the date or dates such shares were acquired, (E) the investment intent of such acquisition and (F) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Stockholder Information”), (G) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person's business as a derivatives dealer, (H) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (I) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (J) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (K) a description of any proxy, contract, arrangement, understanding or relationship between such Proposing Person and any other person or persons (including their names and addresses) in connection with the proposal of such business by such Proposing Person or pursuant to which such Proposing Person has a right to vote any stock of the Corporation, (L) a description of any material interest of such Proposing Person in such business, including any anticipated benefit to the stockholder therefrom, (M) a description of any proportionate interest in stock of the Corporation or Synthetic Equity Position with respect to the Corporation held, directly or indirectly, by a general or limited partnership or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, and (N) such other information as would be required to be included in a proxy statement or other filing required to be made in connection with soliciting proxies or consents by such Proposing Person for the presentation of such matter to the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (N) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner.
(ii)As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (ii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner.
For purposes of this Section 3.1, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(d)The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within (10) days after it has been requested by the Board of Directors.
(e)In addition to the requirements of this Section 3.1 with respect to any nomination proposed to be made at a meeting, each stockholder providing notice as to nominations pursuant to this Section 3.1 shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 3.1, unless otherwise required by law, (A) no such stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has compiled with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (B) if such stockholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees. If any such stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(f)Notwithstanding anything to the contrary in this Section 3.1 or Section 3.2 below, in no event may a stockholder provide timely notice with respect to a greater number of director candidates than are subject to election by stockholders at the annual or special meeting, as applicable.
(g)Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3.1, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Section 1.2Special Meetings
(a)A special meeting of the stockholders may be called at any time by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. A special meeting of the stockholders shall be called by the Secretary, or in the case of death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders in accordance with, and subject to, this Section 3.2 from stockholders of record as of the record date fixed in accordance with Section 3.2(d) who hold at least forty (40) percent (or such lesser percentage as may be required by law) in interest of the capital stock entitled to vote thereat. Such call shall state the time, place and purposes of the meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the call. Except in accordance with this Section 3.2, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Section 4.1 and Section 4.2. In the event that none of the officers is able or willing to call a special meeting, the supreme judicial or superior court, upon application of one or more stockholders who hold at least forty (40) percent (or such lesser percentage as may be required by law) in interest of the capital stock entitled to vote thereat, shall have jurisdiction in equity to authorize one or more of such stockholders to call a meeting by giving notice as is required by law.
(b)No stockholder may demand that the Secretary call a special meeting of the stockholders pursuant to Section 3.2(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation.
(c)To be in proper form for purposes of this Section 3.2, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:
(i)As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 3.1(c), except that for purposes of this Section 3.2, the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.1(c));
(ii)As to each Requesting Person, any Disclosable Interests (as defined in Section 3.1(c), except that for purposes of this Section 3.2 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.1(c) and the disclosure with respect to the business to be brought before the meeting in Section 3.1(c) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);
(iii)As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and
(iv)If directors are proposed to be elected at the special meeting, the Nominee Information (as defined below) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.
For purposes of this Section 3.2(c), the term “Requesting Person” shall mean (i) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate of such stockholder or beneficial owner.
(h)The Board of Directors may request that any Requesting Person furnish such additional information as may be reasonably required by the Board of Directors. Such Requesting Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(i)Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 3.2 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 3.2 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 3.2(g).
(j)Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 3.2(a) unless stockholders of record as of the Demand Record Date who hold, in the aggregate, more than forty (40) percent of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary call a special meeting of the stockholders pursuant to Section 3.2(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 3.2, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)) the information required to be provided pursuant to this Section 3.2 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(k)The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 3.2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.
(l)After receipt of demands in proper form and in accordance with this Section 3.2 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these By-laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 8.6 of these By-laws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 3.5.
(m)In connection with a special meeting called in accordance with this Section 3.2, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 3.2 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 3.2 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(n)Notwithstanding anything in these By-laws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 3.2 except in accordance with this Section 3.2. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 3.2, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 3.2, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 3.2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

Section 1.3Duty to Update and Supplement.
Any Proposing Person or candidate for election as a director of the Corporation at an annual meeting or special meeting shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.3 and Sections 4.1 and 4.2 below shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 3.3 or any other Section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination, or to submit any new proposal or nomination, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of stockholders.
Section 1.4Place of Meetings
All meetings of the stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization and the Massachusetts Business Corporation Act, elsewhere within the United States or solely by means of remote communications as designated by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session of any meeting of the stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization and the Massachusetts Business Corporation Act, elsewhere within the United States or solely by means of remote communications as is designated in the vote of adjournment.
Section 1.5Notice of Meetings
A written notice of the place (if any), means of remote communication, if any, date and hour of a meeting of stockholders stating the purposes of the meeting shall be given no fewer than seven (7) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat (unless otherwise provided by law, the Articles of Organization or these By-laws) by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting. Whenever notice of a meeting is required to be given a stockholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.
Section 1.6Quorum and Adjournment
At any meeting of the stockholders, a quorum for the election of any Director or for the consideration of any question shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively, except that if two or more classes of stock are entitled to vote as separate classes for the election of any Director or upon any question, then in the case of each such class a quorum for the election of any Director or for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote thereon. Stock owned by the Corporation, if any, shall be disregarded in determining any quorum. Both abstentions and broker non-votes are to be counted for the purpose of determining the existence of a quorum for the transaction of business at any meeting. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. In addition, the presiding officer at any shareholders meeting shall have the authority to reschedule or adjourn any such meeting if (a) no quorum is present for the transaction of business; (b) the Board of Directors determines that an adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders; or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation.
When a quorum for an election of directors is present at any meeting, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election; provided that if the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.6, a majority of the votes cast in respect of the election of any director means that the number of votes cast “for” such director’s election must exceed the number of votes cast “withheld” in such director’s election, and an abstention or broker nonvote will not count as a vote “for” or “withheld” in a director’s election.
When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question; except that if two or more classes of stock are entitled to vote as separate classes upon such question, then in the case of each such class a majority of the votes of such class properly cast upon the question shall decide the vote of that class upon the question; and except in any case where a larger vote is required by law or by the Articles of Organization. For purposes of determining the number of shares voting on a particular proposal, abstentions and broker nonvotes are not to be counted as votes cast or shares voting.
Section 1.7Action without Meeting
Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.
Section 1.8Proxies and Voting
Except as may otherwise be provided in the Articles of Organization, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them. Stockholders entitled to vote may vote in person or by proxy. No proxy dated more than six (6) months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting; provided, however, that a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares or in the Corporation generally, may be irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Corporation receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged and the burden of proving invalidity shall rest on the challenger. Proxies shall be filed with the Secretary, or person performing the duties of Secretary, at the meeting, or any adjournment thereof, before being voted.
The Corporation shall not, directly or indirectly, vote upon any share of its own stock. Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. However, for purposes of determining the number of shares voting a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 1.9Conduct of Business.
The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 1.10Delivery to the Corporation.
Whenever this Article 3 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.
Article IV.

DIRECTORS
Section 1.11Enumeration, Election and Term of Office
(o)The business and affairs of this Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three (3) nor more than fifteen (15) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, such Board of Directors to be divided into such classes and elected by such stockholders as have the right to vote thereon, for such terms as are provided in the Articles of Organization. Each Director shall hold office until his successor shall have been elected and qualified, subject to Article 6 of these By-Laws. Whenever used in these By-Laws, the phrase “entire Board of Directors” shall mean that number of Directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of Directors then constituting the entire Board of Directors shall be relevant for any purpose under these By-Laws. Subject to the foregoing limitations and the requirements of the Articles of Organization, the Board of Directors may be enlarged only by the affirmative vote of a majority of the entire Board of Directors then in office.
(p)Nominations for the election of Directors may be made (i) by the Board of Directors or a committee appointed by the Board of Directors or (ii) by any stockholder entitled to vote generally in the election of Directors only (A) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-laws, or (B) by a stockholder present in person who (x) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4.1 and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with this Section 4.1 and 4.2 as to such notice and nomination. However, any stockholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation not later than, unless a lesser time period is required by applicable law, (1) with respect to an election to be held at an annual meeting of stockholders or special meeting in lieu of an annual meeting, not less than ninety (90) nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting and (2) in the case of a special meeting not in lieu of an annual meeting or if the annual meeting is called for a date (including any change in a date determined by the Board of Directors) not within forty-five (45) days before or after such anniversary date, not more than one-hundred twenty (120) days prior to such special meeting and not less than the later of (x) the tenth (10th) day prior to such meeting or (y) the close of business on the tenth (10th) day following the date on which notice of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs.
To be in proper form for purposes of this Section 4.1, a stockholder’s notice to the Secretary shall set forth:
(i)as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (A) the name and address of the stockholder and each of his or her nominees; (B) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each such nominee; (D) such other information as would be required to be included in a proxy statement or other filings required to be made in connection with soliciting proxies for the election of the nominees of such stockholder pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director if elected); (E) a description of any direct or indirect material interest in any material contract or agreement between or among any nominating stockholder, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (F) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 4.1 if such candidate for nomination were a Proposing Person (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Nominee Information”); and
(ii)as to the stockholder giving the notice, all information that is required by a Proposing Person in Section 3.1(c)(i) above.
(a)The Board of Directors may request that any nominating stockholder furnish such additional information as may be reasonably required by the Board of Directors. Such nominating stockholder shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.
(b)In addition to the requirements of this Section 4.1 with respect to any nomination proposed to be made at a meeting, each nominating stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 4.1, unless otherwise required by law, (i) no nominating stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such nominating stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any nominating stockholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for the nominating stockholder’s candidates. Upon request by the Corporation, if any nominating stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such nominating stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(c)The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if such officer should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
(d)Except as otherwise required by law, nothing in this Section shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a stockholder.

(e)No Director need be a stockholder. Any election of Directors by the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon.
Section 1.12Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.
(q)To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 4.1 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(r)The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the Director qualification standards and additional selection criteria in accordance with the Corporation’s Code of Business Conduct and Ethics and other policies and guidelines of the Corporation applicable to Directors and in effect during such person’s term in office as a Director. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the nominating stockholder. In addition, the Board of Directors may require any proposed candidate for nomination as a Director to submit to customary interviews with the Company, and such candidate shall make himself or herself available for any such interviews within no less than ten (10) business days following the date of such request.
(s)No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the nominating stockholder seeking to place such candidate’s name in nomination has complied with Section 4.1 and this Section 4.2, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 4.1 and this Section 4.2, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.
(t)Notwithstanding anything in these By-laws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 4.1 and this Section 4.2.
Section 1.13Powers
The business of the Corporation shall be managed by the Board of Directors, which shall exercise all the powers of the Corporation except as otherwise required by law, by the Articles of Organization or by these By-Laws. In the event of one or more vacancies in the Board of Directors the remaining Directors, if at least two (2) Directors still remain in office, may exercise the powers of the full Board until such vacancy or vacancies are filled.
Section 1.14Meetings of Directors
Regular meetings of the Directors may be held without notice at such places and at such times as may be fixed from time to time by the Directors. A regular meeting of the Directors may be held without notice immediately following an annual meeting of stockholders or any special meeting held in lieu thereof.
Special meetings of Directors may be called by the Chairman of the Board, the President, the Treasurer, the Secretary or a majority of Directors, or if there shall be less than three (3) Directors, by any one (1) Director, and shall be held at such time and place as specified in the call. Reasonable notice of each special meeting of the Directors shall be given to each Director. Such notice may be given by the Secretary or any Assistant Secretary or by the officer or one of the Directors calling the meeting. Notice to a Director shall in any case be sufficient if sent by facsimile, electronic mail or posting on an electronic network at least forty-eight (48) hours or, by U.S. mail if deposited in the U.S. mail for overnight delivery at least ninety-six (96) hours before the meeting addressed to the Director at his or her usual or last known business or residence address, or if given to him or her at least forty-eight (48) hours before the meeting in person or by telephone or by handing him or her a written notice. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purposes of the meeting.
Section 1.15Quorum of Directors
At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office, but a smaller number may make a determination pursuant to Section 8.55 or Section 8.56 of Chapter 156D of the Massachusetts Business Corporation Act that indemnification is permissible in a specific proceeding. Whether or not a quorum is present any meeting may be, adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.
Section 1.16Consent in Lieu of Meeting and Participation in Meetings by Communications Equipment
Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if the action is taken by the unanimous consent of all of the Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document. This paragraph shall apply to any Committee designated by the Board of Directors and its members.
Members of the Board of Directors or any Committee designated thereby may participate in meetings of such Board or Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.
Section 1.17Committees
By vote of a majority of the Directors then in office, the Directors may elect from their own number an Executive Committee or other Committees and may by like vote delegate to any such Committee some or all of their powers except those which by law may not be delegated.
Section 1.18Emergency By-Laws
Notwithstanding anything to the contrary in the Corporation’s Articles of Organization or these By-Laws, in the event there is any emergency, as defined in Section 2.07 of the Massachusetts Business Corporation Act, or other similar emergency condition (each, an “emergency”), and a quorum of the Board of Directors cannot readily be convened for action because of such emergency, this Section 4.8 shall apply.
(a)Any director or the President, Treasurer or Secretary of the Corporation may call a meeting of the Board of Directors by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.
(b)One-third (1/3) of the Directors shall constitute a quorum, which may in all cases act by majority vote.
(c)Directors may take action to appoint one or more of the Directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as Directors of the Corporation while this Section 4.8 applies.

(d)To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Corporation’s Articles of Organization and these By-Laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Section 4.8 is intended to and does hereby empower the Board of Directors with the maximum authority possible under the Massachusetts Business Corporation Act, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation.
(e)No Director, officer or employee acting in good faith in accordance with this Section 4.7 or otherwise pursuant to Section 2.07 of the Massachusetts Business Corporation Act shall be liable except for willful misconduct.
(f)This Section 4.8 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the Directors of the Corporation immediately prior to the emergency to resume management of the business of the Corporation.
(g)The Board of Directors may modify, amend or add to the provisions of this Section 4.8 in order to make any provision that may be practical or necessary given the circumstances of the emergency.
(h)Any alteration, amendment or repeal of these By-Laws or adoption of new By-Laws in accordance with Article 10 shall not modify the provisions of paragraph (e) of this Section 4.8 with regard to action taken prior to the time of such alteration, amendment, repeal or adoption.
Article V.
Officers
Section 1.1Enumeration, Election and Term of Office
The officers of the Corporation shall include a President, a Treasurer and a Secretary, who shall be chosen by the Directors at their first meeting following an annual meeting of the stockholders. Each of the officers shall hold office until the next annual election to the office which he or she holds and until his or her successor is chosen and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified. The Directors may choose one of their number to be Chairman of the Board and determine his or her powers, duties and term of office. The Directors may at any time appoint such other officers, including one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries, as they deem wise, and may determine their respective powers, duties and terms of office.
The Corporation may also designate individuals as divisional, group, or segment vice presidents or vice presidents of a particular function, which individual shall carry such title on a non-executive basis and not as an executive officer of the Corporation. Said non-executive vice presidents may be designated by the Board of Directors or by the President pursuant to Board resolutions so-authorizing the President to appoint non-executive vice presidents on a particular occasion or from time to time in his or her discretion, said honorary vice presidents to be titled “Vice President (specific area of function).”
No officer need be a stockholder or a Director except that the Chairman of the Board shall be a Director. The same person may hold more than one office, except that no person shall be both President and Secretary.

Section 1.2President and Chairman of the Board
The President shall be the Chief Executive Officer of the Corporation and, subject to the control and direction of the Directors, shall have general supervision and control of the business of the Corporation. The President shall preside at all meetings of the stockholders at which he or she is present, and, if the President is a Director, at all meetings of the Directors, if there shall be no Chairman of the Board or in the absence of the Chairman of the Board.
If there shall be a Chairman of the Board, such person shall make his or her counsel available to the other officers of the Corporation, and shall have such other duties and powers as may from time to time be conferred on him or her by the Directors. The Chairman of the Board shall preside at all meetings of the Directors at which he or she is present, and, in the absence of the President, at all meetings of stockholders.
Section 1.3Treasurer and Assistant Treasurer
The Treasurer shall have the custody of the funds and valuable books and papers of the Corporation, except such as are directed by these By-Laws to be kept by the Secretary. The Treasurer shall perform all other duties usually incident to such office, and shall be at all times subject to the control and direction of the Directors. If required by the Directors, the Treasurer shall give bond in such form and amount and with such sureties as shall be determined by the Directors.
If the Treasurer is absent or unavailable, any Assistant Treasurer shall have the duties and powers of Treasurer and shall have such further duties and powers as the Directors shall from time to time determine.
Section 1.4Secretary and Assistant Secretary
The Secretary shall record all proceedings of the stockholders and the Board of Directors in books to be kept therefor.
If the Corporation shall not have a transfer agent, the Secretary shall also keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names of all stockholders and the record address and the amount of stock held by each.
If the Secretary is absent or unavailable, any Assistant Secretary shall have the duties and powers of the Secretary and shall have such further duties and powers as the Directors shall from time to time determine.
Section 1.5Temporary Secretary
If no Secretary or Assistant Secretary shall be present at any meeting of the stockholders, or at any meeting of the Directors, the person presiding at the meeting shall designate a Temporary Secretary to perform the duties of Secretary.
Section 1.6Other Powers and Duties
Each officer shall, subject to these By-Laws and to the control and direction of the Directors, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to such office and such additional duties and powers as the Directors may from time to time determine.

Article VI.

RESIGNATIONS, REMOVALS AND VACANCIES
Section 1.1Resignations
Any Director or officer may resign at any time by delivering his or her resignation in writing to the President or the Secretary or to a meeting of the Directors. Such resignations shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Secretary or to a meeting of the Directors.
Section 1.2Removals
Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed from office (a) with cause by vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of Directors; (b) with or without cause by vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class; (c) with cause by vote of a majority of the Directors then in office; or (d) without cause by vote of at least 80% of the Directors then in office (including the Director to be removed in calculating said percentage); provided that the Directors, of a class elected by a particular class of shareholders may be removed only by vote of the holders of a majority of the shares of such class.
The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.
If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after reasonable notice and opportunity to be heard before the body proposing to remove him.
No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.
Section 1.3Vacancies
Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by the Directors by vote of a majority of the remaining Directors then in office, though less than a quorum, or by the stockholders at a meeting called for the purpose, provided that any vacancy created by the stockholders may be filled by the stockholders at the same meeting. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Directors’ successor shall have been elected and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified.
If the office of any officer becomes vacant, the Directors may choose or appoint a successor by vote of a majority of the Directors present at the meeting at which such choice or appointment is made.

Each such successor shall hold office for the unexpired term of the Director’s predecessor and until a successor shall be chosen or appointed and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.
Article VII.

INDEMNIFICATION OF DIRECTORS AND OTHERS
The Corporation shall indemnify its Directors and the officers that have been appointed by the Board of Directors to the fullest extent permitted by law, and may indemnify such other employees as determined by the Board of Directors. The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder.
The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Director or officer, and may pay the expenses (including attorneys’ fees) actually and reasonably incurred by such other employees as determined by the Board of Directors, in defending any action, suit, or proceeding, whether civil, criminal, administrative, or investigative in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article 7 or otherwise. Payment of such expenses actually and reasonably incurred by such person, may be made by the Corporation, subject to such terms and conditions as the General Counsel in his or her discretion deems appropriate.
The foregoing right of indemnification shall be in addition to and not exclusive of any other rights which such Director or officer or other person may be entitled under the Articles of Organization, any agreement, or pursuant to any action taken by the directors or shareholders of the Corporation or otherwise.
Article VIII.

STOCK
Section 1.7Stock Authorized
The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue, and if more than one class is authorized, the descriptions, preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.
Section 1.8Issue of Authorized Unissued Capital Stock
Any unissued capital stock from time to time authorized under the Articles of Organization and amendments thereto may be issued by vote of the Directors. No stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.
Section 1.9Certificates of Stock
Each stockholder shall be entitled to a certificate in such form as may be prescribed from time to time by the Directors, stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificates shall be signed by the President or a Vice

President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.
Every certificate issued by the Corporation for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the Corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Notwithstanding anything to the contrary provided in these By-Laws and consistent with Section 6.26 of the Massachusetts Business Corporation Act as now in effect and hereafter amended, the Board of Directors of the Corporation may authorize the issue of some or all of the shares of any or all of the classes or series without certificates. The authorization shall not effect shares already represented by certificates, until they are surrendered to the Corporation, and by the approval and adoption of these By-Laws, the Board of Directors has determined that all classes or series of the Corporation stock may be uncertificated shares, whether upon original issue, re-issuance or subsequent transfer. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by Sections (b) and (c) of Section 6.25 and, if applicable, Section 6.27 of the Massachusetts Business Corporation Act, as now in effect and from time to time amended.
Section 1.10Replacement Certificate
In case of the alleged loss or destruction or the mutilation of a certificate of stock, a new certificate may be issued in place thereof, upon such conditions as the Directors may determine.
Section 1.11Transfers
Subject to the restrictions, if any, imposed by the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party, and unless otherwise provided by the Board of Directors, shares of stock of the Corporation that are represented by a certificate shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate shall be transferred or assignable on the stock transfer books of the Corporation, by the holders submitting to the Corporation or its transfer agent, such evidence of transfer and following such other procedures as the Corporation or its transfer agent may reasonably require. Except as may otherwise be required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.
Section 1.12Record Date
The Directors may fix in advance a time, which shall be not more than seventy (70) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Directors may for any such purposes close the transfer books for all or any part of such period.
If no record date is fixed and the transfer books are not closed:
(1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.
Article IX.

MISCELLANEOUS PROVISIONS
Section 1.1Execution of Papers
All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.
Section 1.2Voting of Securities
Except as the Directors may generally or in particular cases otherwise determine the President or the Treasurer may, on behalf of the Corporation (i) waive notice of any meeting of stockholders or shareholders of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation; (ii) appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without substitution, at any such meeting; and (iii) execute instruments of consent to stockholder or shareholder action taken without a meeting.

Section 1.3Corporate Seal
The seal of the Corporation shall be a circular die with the name of the Corporation, the word “Massachusetts” and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors or the stockholders may from time to time determine.
Section 1.4Corporate Records
The original, or attested copies, of the Articles of Organization, By-Laws, and the records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts for inspection by the stockholders at the principal office of the Corporation or at an office of the Secretary, or if the Corporation shall have a transfer agent or a resident agent, at an office of either of them. Said copies and records need not all be kept in the same office.
Article X.

AMENDMENTS
These By-Laws may be altered, amended or repealed or new By-Laws enacted by the affirmative vote of a majority of the entire Board of Directors, subject to any provision of the Massachusetts Business Corporation Act, the Articles of Organization, or a By-law adopted by the stockholders that reserves power exclusively to the stockholders or otherwise restricts the authority of the Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all Directors are present) or at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting).
Article XI.

MASSACHUSETTS CONTROL SHARE ACQUISITION ACT
The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions of the Corporation.
Article XII.

FORUM SELECTION
    Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the Commonwealth of Massachusetts (or, in the event that the Massachusetts state judicial system does not have jurisdiction, the federal district court for the District of Massachusetts) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, the Corporation’s Articles of Organization, or these By-laws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 12.
As amended and restated effective October 26, 2022